Exhibit 99.2

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 1, 2019, CIM/Oakland 1901 Harrison, LP (“1901 Owner”), CIM/Oakland 2353 Webster, LP (“2353 Owner”) and CIM/Oakland Center 21, LP (“Center 21 Owner,” and together with 1901 Owner and 2353 Owner, the “Sellers”), all of which are indirect, wholly-owned subsidiaries of CIM Commercial Trust Corporation (the “Company”), and SOF-XI U.S. MAR Acquisitions, L.L.C. (the “Buyer”), a Delaware limited liability company, completed the previously announced sale of the following properties located in Oakland, California: 1901 Harrison Street, 2353 Webster Street, 2101 Webster Street and 2100 Franklin Street (collectively, the “March Oakland Properties”).  The aggregate contract sales price was approximately $512 million.

The following unaudited pro forma consolidated financial statements of the Company have been prepared to reflect the effect of the sale of the March Oakland Properties as described in Item 2.01 of the Current Report on Form 8-K with which this Exhibit 99.1 is filed. The unaudited pro forma consolidated balance sheet as of September 30, 2018 is based on the balance sheet of the Company, and gives effect to the sale as if it occurred on September 30, 2018. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2018, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2017, are based on the historical consolidated statements of operations of the Company, and give effect to the sale of the March Oakland Properties as if it had occurred on January 1, 2017.

The unaudited pro forma consolidated financial statements presented below are based on assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statements are directly attributable to the sale, are factually supportable, and based upon available information and assumptions that the Company considers reasonable, and have been made solely for purposes of developing such unaudited pro forma consolidated financial statements for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (the “SEC”). The unaudited pro forma consolidated financial statements are presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the sale of the March Oakland Properties actually been consummated on the dates indicated and does not purport to be indicative of the financial condition as of any future date or results of operation for any future period.

The unaudited pro forma consolidated financial statements, and the accompanying notes, should be read in conjunction with the Company’s Schedule 14C Information Statement filed with the SEC on January 9, 2019, the Company’s unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 filed with the SEC on November 13, 2018, and the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018. Other than with respect to the sale of the March Oakland Properties, or as otherwise provided in the notes to the pro forma consolidated financial statements, such financial statements do not reflect events occurring after the date of the applicable statement, including the consummation of the sale by the Company of a property in Washington D.C. occurring in March 2019, as well as any adjustments related to the sale of other properties that are being marketed for sale.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2018

(in thousands, except share and per share amounts)

	As Reported	Pro Forma
	(A)	Adjustments (B)		Pro Forma
ASSETS
Investments in real estate, net	$1,066,971	$(198,390)		$868,581
Cash and cash equivalents	97,040	272,454	(C)	369,494
Restricted cash	21,524	(5,538)		15,986
Loans receivable, net	81,898	—		81,898
Accounts receivable, net	8,085	(1,627)		6,458
Deferred rent receivable and charges, net	86,337	(20,234)		66,103
Other intangible assets, net	10,684	(103)		10,581
Other assets	19,176	(1,436)		17,740
TOTAL ASSETS	$1,391,715	$45,126		$1,436,841
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$664,400	$(205,007	)(D)	$459,393
Accounts payable and accrued expenses	30,886	(8,257)		22,629
Intangible liabilities, net	3,351	—		3,351
Due to related parties	10,838	(1,057)		9,781
Other liabilities	15,657	(3,559)		12,098
Total liabilities	725,132	(217,880)		507,252
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A, $0.001 par value; 36,000,000 shares authorized; 1,893,183 and 1,890,943 shares issued and outstanding, respectively; liquidation preference of $25.00 per share, subject to adjustment	43,145	—		43,145
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 568,921 and 566,176 shares issued and outstanding, respectively; liquidation preference of $25.00 per share, subject to adjustment	14,062	—		14,062
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 shares issued and outstanding; liquidation preference of $28.37 per share, subject to adjustment	229,251	—		229,251
Common stock, $0.001 par value; 900,000,000 shares authorized; 43,795,073 shares issued and outstanding	44	—		44
Additional paid-in capital	791,773	—		791,773
Accumulated other comprehensive income	3,038	—		3,038
Distributions in excess of earnings	(415,568)	263,006	(E)	(152,562)
Total stockholders’ equity	622,600	263,006		885,606
Noncontrolling interests	838	—		838
Total equity	623,438	263,006		886,444
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$1,391,715	$45,126		$1,436,841

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

(in thousands, except per share amounts)

	As Reported	Pro Forma
	(F)	Adjustments (G)		Pro Forma
REVENUES:
Rental and other property income	$103,479	$(27,493)		$75,986
Hotel income	27,564	—		27,564
Expense reimbursements	7,089	(1,247)		5,842
Interest and other income	9,465	(114)		9,351
	147,597	(28,854)		118,743
EXPENSES:
Rental and other property operating	59,238	(10,395)		48,843
Asset management and other fees to related parties	18,475	(2,846	)(H)	15,629
Interest	20,409	(6,499)		13,910
General and administrative	6,496	(366)		6,130
Transaction costs	359	—		359
Depreciation and amortization	39,783	(10,567)		29,216
	144,760	(30,673)		114,087
INCOME BEFORE PROVISION FOR INCOME TAXES	2,837	1,819		4,656
Provision for income taxes	795	—		795
NET INCOME	2,042	1,819		3,861
Net income attributable to noncontrolling interests	(15)	—		(15)
NET INCOME ATTRIBUTABLE TO THE COMPANY	2,027	1,819		3,846
Redeemable preferred stock dividends declared and accumulated	(11,380)	—		(11,380)
Redeemable preferred stock redemptions	3	—		3
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,350)	$1,819		$(7,531)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.21)			$(0.17)
Diluted	$(0.21)			$(0.17)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	43,791			43,791
Diluted	43,791			43,791

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

(in thousands, except per share amounts)

	As Reported	Pro Forma
	(I)	Adjustments (J)		Pro Forma
REVENUES:
Rental and other property income	$166,587	$(36,756)		$129,831
Hotel income	35,576	—		35,576
Expense reimbursements	16,646	(1,496)		15,150
Interest and other income	17,567	(261)		17,306
	236,376	(38,513)		197,863
EXPENSES:
Rental and other property operating	101,585	(14,585)		87,000
Asset management and other fees to related parties	30,251	(3,513	)(K)	26,738
Interest	36,338	(8,690)		27,648
General and administrative	5,479	(105)		5,374
Transaction costs	11,862	—		11,862
Depreciation and amortization	58,364	(13,852)		44,512
Impairment of real estate	13,100	—		13,100
	256,979	(40,745)		216,234
Gain on sale of real estate	401,737	—		401,737
INCOME BEFORE PROVISION FOR INCOME TAXES	381,134	2,232		383,366
Provision for income taxes	1,376	—		1,376
NET INCOME	379,758	2,232		381,990
Net income attributable to noncontrolling interests	(21)	—		(21)
NET INCOME ATTRIBUTABLE TO THE COMPANY	379,737	2,232		381,969
Redeemable preferred stock dividends declared and accumulated	(1,926)	—		(1,926)
Redeemable preferred stock redemptions	2	—		2
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$377,813	$2,232		$380,045

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$5.47			$5.50
Diluted	$5.47			$5.50

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	69,062			69,062
Diluted	69,070			69,070

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(A)       Reflects the Company’s consolidated balance sheet as of September 30, 2018, as contained in the financial statements presented in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018.

(B)       Except as described in (C) below, represents the elimination of the assets and liabilities associated with the March Oakland Properties, with the exception of property-level cash, which is assumed to be retained by the Company.

(C)       Represents net proceeds received by the Company upon sale of the March Oakland Properties, which is net of changes to cash for settlement of property level other assets and liabilities, defeasance of property level debt, prorations and adjustments, transaction costs directly attributable to the sale, and, as applicable, property-level restricted cash, which is assumed to be converted to unrestricted cash upon sale and retained by the Company.

(D)       Represents property level debt, net of deferred financing costs, associated with the March Oakland Properties, which was defeased in conjunction with the sale of the properties.

(E)        Represents the excess of the net cash proceeds from the sale of the March Oakland Properties over the carrying value, as of September 30, 2018, of the assets net of liabilities of the March Oakland Properties. This amount has not been reflected in the pro forma consolidated statements of operations as it is considered to be nonrecurring in nature.

(F)         Reflects the consolidated results of operations of the Company for the nine months ended September 30, 2018, as contained in the financial statements presented in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018. Redeemable preferred stock dividends accumulated and redeemable preferred stock dividends declared were aggregated under the caption “Redeemable preferred stock dividends declared and accumulated.”

(G)       Represents the elimination of actual revenues and expenses associated with the March Oakland Properties for the nine months ended September 30, 2018, except as described in (H) below.

(H)      Represents the impact to asset management fees assuming the sale of the March Oakland Properties occurred on January 1, 2017. Asset management fees are calculated as a percentage of the daily average gross fair value of investments.

(I)           Reflects the consolidated results of operations of the Company for the year ended December 31, 2017, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2018. To conform to the presentation for the nine months ended September 30, 2018, hotel revenues, which were reported in rental and other property income in our audited consolidated statement of operations for the year ended December 31, 2017, have been presented as a separate financial statement line item. Additionally, redeemable preferred stock dividends accumulated, which were presented in Note 10 to our audited consolidated financial statements for the year ended December 31, 2017, are presented on the face of the income statement and are aggregated with redeemable preferred stock dividends declared under the caption “Redeemable preferred stock dividends declared and accumulated.”

(J)           Represents the elimination of actual revenues and expenses associated with the March Oakland Properties for the year ended December 31, 2017, except as described in (K) below.

(K)       Represents the impact to asset management fees assuming the sale of the March Oakland Properties occurred on January 1, 2017. Asset management fees are calculated as a percentage of the daily average gross fair value of investments.